UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 25, 2005

MarkWest Energy Partners, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	1-31239	27-0005456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

155 Inverness Drive West, Suite 200, Englewood, CO		80112-5000
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  303-290-8700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 25, 2005, MarkWest Energy Partners, L.P. (“MarkWest”) announced that it engaged Ehrhardt, Keefe, Steiner & Hottman, PC, Certified Public Accountants and Consultants (“EKS&H”) to provide MarkWest’s internal audit function and to provide other accounting and consultation services to MarkWest on an as needed basis.  EKS&H will be compensated at hourly rates for actual time spent and will be reimbursed its reasonable expenses. MarkWest also announced the addition of Richard Ostberg as the Vice President of Compliance.  He will manage the EKS&H engagement and also be responsible for the Partnership’s Sarbanes-Oxley 404 compliance program.  He and his team will also provide key support for MarkWest’s back office integration project and corporate development due diligence processes.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The exhibit identified below is filed as part of this report:

Exhibit 99.1                                                                                    Press Release dated August 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarkWest Energy Partners, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.
its General Partner

Date: August 30, 2005	By:	/s/ James G. Ivey
Name: James G. Ivey
Title: Chief Financial Officer

Exhibit Index

99.1	Press Release dated August 25, 2005.